SIGNATURE PAGE TO FORM 3 (Continuation Sheet 1)

                                            ADVANCED TECHNOLOGY VENTURES V, L.P.

                                            By: ATV Associates V, L.L.C.

                                                By: /s/Steven N. Baloff
                                                    ----------------------------
                                                    Steven N. Baloff
                                                    Managing Director

                                            ATV Entrepreneurs V, L.P.

                                            By: ATV Associates V, L.L.C.

                                                By: /s/Steven N. Baloff
                                                    ----------------------------
                                                    Steven N. Baloff
                                                    Managing Director

                                                /s/Steven N. Baloff
                                                --------------------------------
                                                Steven N. Baloff


                                                /s/Pieter J. Schiller
                                                --------------------------------
                                                Pieter J. Schiller


                                                /s/Michael A. Carusi
                                                --------------------------------
                                                Michael A. Carusi